Exhibit T3A.2.54

(12)

ARTICLES OF INCORPORATION

OF

RITE AID OF MARYLAND, INC.

approved and received for record by the State Department of Assessments and Taxation of Maryland January 24, 1975 at 8:30 o'clock A.M. as in conformity with law and ordered recorded.

A 37980

12

Recorded in Liber 2143, folio 91, one of the Charter Records of the State Department of Assessments and Taxation of Maryland.

Bonus tax paid $20.00 Recording fee paid $27.00

To the clerk of the Superior Court of Baltimore City

IT IS HEREBY CERTIFIED, that the within instrument, together with all indorsements thereon, has been received, approved and recorded by the State Department of Assessments and Taxation of Maryland.

AS WITNESS my hand and seal of the said Department at Baltimore.

STATE OF MARYLAND 12

I hereby certify that this is a true and complete copy of the page document on file in this office. DATED: 11/27/18
STATE DEPARTMENT OF ASSESSMENTS AND TAXATION:

BY: Sherrae Parker, Custodian

This stamp replaces our previous certification system. Effective: 6/95

2143 —
91

ARTICLES OF INCORPORATION

OF

RITE AID OF MARYLAND, INC.

For the purpose of forming a stock corporation for one or more lawful purposes under the provisions of ARTICLE 23 of the Annotated Code of Maryland (hereinafter sometimes referred to as the "General Corporation Law"), the natural person hereinafter named as the person acting as the incorporator of the said corporation does hereby adopt and sign the following Articles of Incorporation of the corporation and does hereby acknowledge that her adoption and signing thereof are her act:

FIRST:   (1) The name, including the full given name and the surname, of the incorporator is Frances A. Wrigley.

(2) The said incorporator's post office address, including the street and number, if any, including, the city or county, and including the state or country, is 521 Fifth Avenue, New York, New York 10017.

(3) The said incorporator is at least eighteen years of age.

(4) The said incorporator is forming the corporation named in these Articles of Incorporation under the general laws of the State of Maryland.

SECOND: The game of the corporation (hereinafter called the "corporation") is RITE AID OF MARYLAND, INC.

THIRD: The corporation is formed for the following purpose or purposes:

To operate retail stores for the sale of all general merchandise including but not limited to all items commonly sold in health and beauty aids stores and prescription drug stores, provided that the operation is duly registered and licensed by the appropriate professional licensing commission of the State of Maryland.

To design, create, manufacture, contract for, buy, sell, import, export, distribute, job, and generally deal in and with, whether at wholesale or retail, and as principal, agent, broker, factor, commission merchant, licensor, licensee or otherwise, any and all kinds of goods, wares, and merchandise, and, in connection therewith or independent thereof, to construct, establish and maintain, by any manner or means, factories, mills, buying offices, distribution centers, specialty, and other shops, stores, mail-order establishments, concessions, leased departments, and any and all other departments, sites, and locations necessary, convenient or useful in the furtherance of any businesses of the corporation.

To export from and import into the United States of America and its territories and possessions, and any and all foreign countries, as principal or agent, merchandise of every kind and nature [ILLEGIBLE] purchase, sell, and deal in and with, at wholesale and retail, merchandise of every kind and nature for exportation from, and importation into the United States, and to and from all countries foreign thereto, and for exportation from, and importation into, any foreign country, to and from any other country foreign thereto, and to purchase and sell domestic and foreign merchandise in domestic markets and domestic and foreign merchandise in foreign markets, and to do a general foreign and domestic exporting and importing business.

To take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, clear, develop, redevelop, manage, operate, maintain, control, license the use of, publicize, advertise, promote, and generally deal in and with, whether as principal, agent, broker, or otherwise, real and personal property of all kinds, and, without limiting the generality of the foregoing, stores, shops, markets, supermarkets, departments, and merchandising facilities, shopping centers, recreational centers, discount centers, merchandising outlets of all kinds, parking areas, offices and establishments of all kinds, and to engage in the purchase, sale, lease and rental of equipment and fixtures for the same and for other enterprises, for itself or on behalf of others. To conduct a general real estate development, planning, operating, sales, brokerage, agency, management, advisory, promotional and publicity businesses in all its branches.

To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or other wise acquire, own, hold, improve, employ, use and otherwise deal in and with reel or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interest therein, wherever situated.

To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, deeds of trust, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as Licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof.

To apply [ILLEGIBLE] register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

(a) inventions, devices, formulae, processes and any improvements and modifications thereof;

(b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade names, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America, the District of Columbia, any state or subdivision thereof, and any commonwealth, territory, possession, dependency, colony, possession, agency or instrumentality of the United States of America and of any foreign country, and all rights connected therewith or appertaining thereunto;

(c) franchises, licenses, grants and concessions.

To guarantee, purchase, take, receive, subscribe for, and otherwise acquire, own, hold, vote, use, and otherwise employ, sell, lease, exchange, transfer, end otherwise dispose of, mort gage lend, pledge, and otherwise use and deal in and with, securities (which term, for the purpose of this Article THIRD, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages, deeds of trust, other obligations, and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets of any individuals, proprietorships, domestic and foreign firms, associations, partnerships, and corporations, and by any government or agency or instrumentality thereof; to make payment therefor in any lawful manner; and, while owner of any such securities, to exercise any and all rights, powers and privileges in respect thereof, including the right to vote.

To make, enter into, perform and carry out contracts of every kind and description, as per- mitted by the General Corporation Law, with any person, firm, association, corporation or government or agency or instrumentality thereof.

To acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the General Corporation Law; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.

To lend money in furtherance of its corporate purposes and its operations and to invest and reinvest its surplus funds from time to time to such extent, to such persons, firms, associations, corporations, governments or agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine.

To make contracts and guarantees of all kinds and to endorse or guarantee the payment of principal, interest or dividends upon, and to guarantee the performance of sinking fund or other obligations of, any securities, and to guarantee in any way under the General Corporation Law the performance of any of the contracts or other undertakings in which the corporation may otherwise be or become interested, of any persons, firm, association, corporation, government or agency or instrumentality thereof, or of any other combination, organization or entity whatsoever.

To borrow money without limit as to amount and at such rates of interest as it may determine; from time to time to issue and sell its our securities, including its shares of stock, notes, bonds, debentures, and other obligations, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the General Corporation Law and by these Articles of Incorporation, as the Board of Directors of the corporation may determine; and to secure any of its obligations by mortgage, deed of trust, pledge or other encumbrance of all or any of its property, franchises and income.

To acquire, use, and dispose of shares and interests in, and to participate with others in, any corporation, partnership, limited partnership, joint venture, or other association of any kind, on permitted corporations organized under the General Corporation Law.

To draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidences of indebtedness whether secured by mortgage or otherwise as well as to secure the same by mortgage, aced of trust, or otherwise, so far as may be permitted by the General Corporation Law.

To purchase, receive, take, reacquire or otherwise acquire, own and hold, sell, lend, exchange, reissue, transfer or otherwise dispose of, pledge, use, cancel, and otherwise deal in and with its own shares, bonds, notes, obligations, and other securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the corporation shall determine and to the extent permitted by the General Corporation Law.

To transact its business, promote its purposes, carry on its operations, and exercise its powers, in any and all of its branches, both within the State of Maryland and within any and all States of the United States of America, in the District of Columbia, and in any or all commonwealths, territories, dependencies, colonies, possessions, agencies, or instrumentalities of the United States of America and of foreign governments.

To promote and exercise all or any part of the foregoing purposes and powers in any and all parts of the world, end to conduct its business in all or any of its branches as principal, agent, broker, factor, contractor, and in any other lawful capacity, either alone or through or in conjunction with any corporations, associations, partnerships, firms, trustees, syndicates, individuals, organizations, and other entities in any part of the world, and, in conducting its business and promoting any of its purposes, to maintain offices, branches and agencies in any part of the world, to make and perform any contracts and to do any acts and things, and to carry on any business, and to exercise any powers and privileges suitable, convenient, or proper for the conduct, promotion, and attainment of any of the business and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such business and purposes and which might be engaged in or carried on by corporation formed under the General Corporation Law, and to have and exercise all of the powers conferred by the laws of the State of Maryland, upon corporations formed under the General Corporation Law.

The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when other wise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of these Articles of Incorporation; provided, that the corporation shall not conduct any business, promote any purpose, or exorcise any power or privilege within or without the State of Maryland which, under the laws thereof, the corporation may not lawfully conduct, promote, or exercise.

FOURTH: The post office address, including street and number, if any, and the city or county, of the principal office of the corporation within the State of Maryland, is 10 Light Street, Baltimore, Maryland 21202, c/o The Prentice-Hall Corporation System, Maryland. The words principal office as used herein shall have the meaning ascribed to them by the General Corporation Law.

The name and the post office address, including street... and number, if any, and the city or county, of the resident agent of the corporation within the State of Maryland, are The Prentice Hall, Corporation System, Maryland, 10 Light Street, Baltimore, Maryland 21202. The words resident agent as used herein shall have the meaning ascribed to them by the General Corporation Law. The said resident agent is a corporation of the State of Maryland.

FIFTH: (1) The total number of shares of stock which the corporation has authority to issue is five hundred, all of which are of a par value of ten dollars each and are designated as Common Stock.

(2) The aggregate par value of all the authorized shares of stocks is five thousand dollars.

(3) The Board of Directors of the corporation is authorized, from time to time, to fix the price or the minimum price or the consideration or minimum consideration for, and to issue the shares of stock of the corporation.

(4) The Board of Directors of the corporation is authorized, from time to time, to classify or to reclassify, as the case may be, any unissued shares of stock of the corporation.

(5) Provisions, if any, governing the restriction on the transferability of any of the shares of stock of the corporation may be set forth in the by-laws of the corporation or in any agreement or agreements duly entered into.

(6) Notwithstanding any provision of the General Corporation Law requiring a greater proportion than a majority of the votes entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of at least a majority of the aggregate number of votes entitled to be cast thereon.

(7) No holder of any of the shares of any class of the corporation shall be entitled as or right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or others so acquire shares of any class of the corporation; and any and all of such shares, bonds, securities or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its Discretion may determine, without first offering the same, or any thereof, to any said holder.

SIXTH: (1) The number of directors of the corporation, until such number shall be increased or decreased pursuant to the by-laws of the corporation, is three. The number of directors shall never be less than the number prescribed by the General Corporation Law.

(2) The names of the persons who shall act as directors of the corporation until the first annual meeting or until their successors are duly chosen and qualify are as follows:

Alex Grass
Lewis Lehrman
David Sommer

(3) The initial by-laws of the corporation shall be adopted by the Board of Directors at their organization meeting or their informal written action, as the case may be. Thereafter, the power to make, alter, and repeal the by-laws of the corporation shall be vested in the Board of Directors of the corporation.

(4) The corporation shall, to the fullest extent permitted by Section 64 of the General Corporation Law of Maryland, as the name may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as a person who has ceased to be a director, officer, employee [ILLEGIBLE] and shall inure to the benefit of the heirs, executors and administrators of such a person.

SEVENTH: No contract or other transaction between the corporation and any other corporation and no other act of the corporation shall, in the absence of fraud, in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the corporation individually or any firm or association of which any director may be a member, may be a party to or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that the fact that he individually on such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken. Any director of the corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested. Any director of the corporation may vote upon any contract or other transaction between the corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation. Any contract, transaction or act of the corporation or of the directors, which shall be ratified by a majority of the votes cast, a quorum of the stockholders being present, at any annual meeting, or at any special meeting called for such purpose, shall in so far as permitted by law or by the Articles of Incorporation of the corporation, be as valid and as binding as though ratified by every stockholder of the corporation entitled to cast a vote; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the corporation, its directors, officers, or employees, of its or their right to proceed with such contract, transaction or act.

EIGHTH: From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed, and other provisions authorized by the General Corporation Law at the time in force may be added or inserted in the manner and at the time prescribed by said Law, and all contracts and rights at any time conferred upon the stockholders of the corporation by these Articles of Incorporation are granted subject to the provisions of this Article.

IN WITNESS WHEREOF, I have adopted and signed these Articles of Incorporation and do hereby acknowledge that the adoption and signing are my act:

Dated: January 16, 1975

/s/ Frances A. Wrigley
Frances A. Wrigley

(10)

ARTICLES OF MERGER

MERGING

RITE AID CENTER OF HOWARD STREET, INC. (MD. CORP.)
RITE AID CENTER OF ABERDEEN, INC. (MD. CORP.)
RITE AID CENTER OF 3600 EASTERN AVENUE, INC. (MD. CORP.)
STRIFE DISCOUNT STORE, INC. (MD. CORP.)

INTO

RITE AID OF MARYLAND, INC. (MD. CORP.)-SURVIVOR

approved and received for record by the State Department of Assessments and Taxation of Maryland February 28, 1975, at 8:30 o'clock A. M. as in conformity with law and ordered recorded.

A 39327

15

Recorded in Liber 2161, folio 560, one of the Charter Records of the State Department of Assessments and Taxation of Maryland.

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 10 page document on file in this office. DATED: 11/2/18

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION:

BY: Shenae Parker, Custodian

This stamp replaces our previous certification system. Effective: 6/95

Bonus tax paid $ [illegible] Recording fee paid $23.00

To the clerk of the Superior Court of Baltimore City

IT IS HEREBY CERTIFIED, that the within instrument, together with all indorsements thereon, has been received, approved and recorded by the State Department of Assessments and Taxation of Maryland.

AS WITNESS my hand and seal of the said Department at Baltimore.

2161-560

Articles of Merger

of

RITE AID CENTER OF HOWARD STREET, INC.

RITE AID CENTER OP ABERDEEN, INC.

RETE AID CENTER OF 3600 EASTERN AVENUE, INC.

STRIPE DISCOUNT STORE, INC.

and of

RITE AID OF MARYLAND, INC.

FIRST: RITE AID CENTER OF HOWARD STREET, INC., RITE AID CENTER OF ABERDEEN, INC., RITE AID CENTER OF 3600 EASTERN AVENUE, INC., STRIPE DISCOUNT STORE, INC., and RITE AID OF MARYLAND, INC. being the corporations which are the parties to these Articles of Merger, do hereby agree to effect a merger of said corporations upon the terms and conditions herein set forth.

SECOND: The corporation to survive the merger is RITE AID OF MARYLAND, INC., which is a corporation incorporated under the laws of the State of Maryland with its principal office therein located in (County,) (Baltimore City,) and which will continue its corporate existence under its present name.

THIRD: The corporations to be merged into the surviving corporation are RITE AID CENTER OF HOWARD STREET, INC., RITE AID CENTER OF ABERDEEN, INC., RITE AID CENTER OF 3600 EASTERN AVENUE, INC., STRIPE DISCOUNT STORE, INC., which are corporations incorporated under the laws of the State of Maryland with their principal offices therein located in Baltimore City, and the corporate existence of which will cease upon the effective date of the merger.

All of the issued shares of stock if RITE AID CENTER OF HOWARD STREET, INC., RITE AID CENTER OF ABERDEEN, INC., RITE AID CENTER OF 3600 EASTERN AVENUE, INC., STRIPE DISCOUNT STORE, INC. are owned by RITE AID OF MARYLAND, INC.

RITE AID CENTER OF HOWARD STREET, INC., RITE AID CENTER OF ABERDEEN, INC., RITE AID CENTER OF 3600 EASTERN AVENUE, INC., STRIPE DISCOUNT STORE, INC., owns no property in the State of Maryland the title to which could be affected by the recording of an instrument among the land records.

FOURTH: No amendments to the charter of RITE AID OF MARYLAND, INC. are to be affected as part of the merger.

FIFTH: The authorized share structure of each of the corporations which is a party to these Articles of Merger is as follows:

	(1)	(2)	(3)	(4)	(5)
Total number of shares of all classes:	500	500	500	500	500
Number and par value of shares of each classes	500 at $10	500 at $10	500 at $10	500 at $10	500 at $10
Number of shares without par value of each classes:	none	none	none	none	none
Aggregate par value of all shares:	$5000	$5000	$5000	$5000	$5000

SIXTH: RITE AID OF MARYLAND, INC. will not issue any of its shares of stock for the issued shares of stock of RITE AID CENTER OF HOWARD STREET, INC., RITE AID CENTER OF ABERDEEN, INC., RITE AID CENTER OF 3600 EASTERN AVENUE, INC., STRIPE DISCOUNT STORE, INC. All of the issued shares of stock of RITE AID CENTER OF HOWARD STREET, INC., RITE AID CENTER OF ABERDEEN, INC. RITE AID CENTER OF 3600 EASTERN AVENUE, INC., STRIPE DISCOUNT STORE, INC. shall, upon the effective date of the merger, be surrendered and extinguished. The shares of stock of RITE AID OF MARYLAND, INC. shall not be converted, but each said share which is issued as of the effective date of the merger shall continue to represent one issued share of stock of RITE AID MARYLAND, INC., No other consideration is to be paid, transferred, or issued by RITE AID OF MARYLAND, INC., for the issued shares of stock of RITE AID CENTER OF HOWARD STREET, INC., RITE AID CENTER OF ABERDEEN, INC., RITE AID CENTER OF 3600 EASTERN AVENUE, INC., STRIPE DISCOUNT STORE, INC., and of RITE AID OF MARYLAND, INC.

SEVENTH: These Articles of Merger, in substantially the form set forth herein, were duly approved by the Board of Directors of RITE AID CENTER OF HOWARD STREET, INC. in the following manner, The Board of Directors of the corporation adopted a resolution approving the proposed merger of RITE AID CENTER OF HOWARD STREET, INC, into RITE AID OF MARYLAND, INC. substantially upon the terms and conditions set forth in these Articles of Merger. Said resolution of the Board of Directors was adopted by a written consent signed on February 26, 1975 by all of the members of the Board of Directors.

These Articles of Merger, in substantially the form set forth herein, were duly approved by the Board of Directors of RITE AID CENTER OF ABERDEEN, INC. in the following manner. The Board of Directors of the corporation adopted a resolution approving the prepared Merger of RITE AID CENTER OF ABERDEEN, INC. Into RITE AID OF MARYLAND, INC. substantially upon the terms and conditions set forth in these Articles of Merger. Said resolution of the Board of Directors was adopted by a written consent signed on February 26, 1975 by all of the members of the Board of Directors.

These Articles of Merger, in substantially the form set forth herein, were duly approved by the Board of Directors of RITE AID CENTER OF 3600 EASTERN AVENUE, INC, in the following manner. The Board of Directors of the corporation adopted a resolution approving the proposed Merger of RITE AID CENTER OF 3600 EASTERN AVENUE, INC. into RITE AID. OF MARYLAND, INC. substantially upon the terms and conditions set forth in these Articles of Merger. Said resolution of the Board of Directors was adopted by a written consent signed on February 26, 1975 by all of the members of the Board of Directors.

These Articles of Merger, in substantially the form set forth herein, were duly approved by the Board of Directors of STRIPE DISCOUNT STORE, INC. in the following manner. The Board of Directors of the corporation adopted a resolution approving the proposed Merger of STRIPE DISCOUNT STORE, INC. into RITE AID OF MARYLAND, INC, substantially upon the terms and conditions set forth in these Articles of Merger. Said resolution of the Board of Directors was adopted by a written consent signed on February 26, 1975 by all of the members of the Board of Directors.

ΕΙGHT: All of the stockholders of RITE AID OF MARYLAND, INC. waived all of the statutory requirements of the notice that the Boards of Directors of RITE AID CENTER OF HOWARD STREET, INC., RITE AID CENTER OF ABERDEEN, INC., RITE AID CENTER OF 3600 EASTERN AVENUE, INC., STRIPE DISCOUNT STORE, INC, and the Board of Directors of RITE AID OF MARYLAND, INC. bad approved the proposed merger substantially upon the terms and conditions set fourth in the proposed form of Articles of Merger.

IN WITNESS WHEREOF, these Articles of Merger have been signed in the name and on behalf of each of the corporations parties by its Vice-President and its corporate seal affixed and attested by its Secretary

Dated: February 27, 1975

RITE AID CENTER OF HOWARD STREET, INC.
(1)

By	/s/ [ILLEGIBLE]
Vice-President

[seal of (1)]

Attest:

/s/ [ILLEGIBLE]
Secretary

Dated: February 27, 1975

RITE AID CENTER OF ABERDEEN, INC.
(2)

By	/s/ [ILLEGIBLE]
Vice-President

[seal of (2)]

Attest:

/s/ [ILLEGIBLE]
Secretary

Dated: February 27, 1975

RITE AID CENTER OF 3600 EASTERN AVENUE, INC.
(3)

By	/s/ [ILLEGIBLE]
Vice-President

[seal of (3)]

Attest:

/s/ [ILLEGIBLE]
Secretary

Dated: February 27, 1975.

STRIPE DISCOUNT STORE, INC.
(4)

By	/s/ [ILLEGIBLE]
Vice-President

[seal of (4)]

Attest:

/s/ [ILLEGIBLE]
Secretary

Dated: February 27, 1975.

RITE AID OF MARYLAND, INC.
(5)

By	/s/ [ILLEGIBLE]
Vice-President

[seal of (5)]

Attest:

/s/ [ILLEGIBLE]
Secretary

) ss.:
COUNTY OF New York )

I hereby certify that, on February 27, 1975, before me, the subscriber, a notary public for the state and county aforesaid, personally appeared Franklin C. Brown, Vice-President of RITE AID CENTER OF HOWARD STREET, INC., a Maryland corporation, and, on behalf of the said corporation, acknowledged the foregoing Articles of Merger to be the act of said corporation.

WITNESS my hand and notarial seal the date first above written.

Notary Public

[Affix notarial seal]

[illegible]
Notary Public, State of New York
No. 31-[illegible]
Qualified in New York County
Commission Expires March 30, 1976

STATE OF New York )
) ss.:
COUNTY OF New York )

I hereby certify that, on February 27, 1975, before me, the subscriber, a notary public for the state and county aforesaid, personally appeared Franklin C. Brown, Vice-President of RITE AID CENTER OF ABERDEEN, INC., a Maryland corporation, and, on behalf of the said corporation, acknowledged the foregoing Articles of Merger to be the act of said corporation.

WITNESS my hand and notarial seal the date first above written.

Notary Public

[Affix notarial seal]

[illegible]
Notary Public, State of New York
No. 31-[illegible]
Qualified in New York County
Commission Expires March 30, 1976

STATE OF New York )
) ss.:
COUNTY OF New York )

I hereby certify that, on February 27, 1975, before me, the subscriber, a notary public for the state and county aforesaid, personally appeared Franklin C. Brown, Vice-President of RITE AID CENTER OF 3600 [illegible] AVENUE, INC., a Maryland corporation, and, on behalf of the said corporation, acknowledged the foregoing Articles of Merger to be the act of said corporation.

WITNESS my hand and notarial seal the date first above written.

Notary Public

[Affix notarial seal]

Notary [illegible]
Qualified in New York County
Commission Expires March [illegible]

STATE OF New York )
) ss.:
COUNTY OF New York )

I hereby certify that, on February 27, 1975, before me, a notary public for the state and county aforesaid, personally appeared Joseph A. Klein and made oath in due form of law that he is the Secretary of RITE AID CENTER OF HOWARD STREET, INC., a Maryland corporation; and that all of the matters and facts set forth in the aforegoing Articles of Merger with respect to authorization and approval by the directors of RITE AID CENTER OF HOWARD STREET, INC., are true to the best of his knowledge, information, and belief.

[signature]

Subscribed and sworn to before me on the date first above written.

[signature]
Notary Public

[Affix notarial seal] [illegible] Notary Public, State of New York [illegible] Qualified in New York County Commission Expires March 30, 197[illegible]

STATE OF New York )
) ss.:
COUNTY OF New York )

I hereby certify that, on February 27, 1975, before me, a notary public for the state and county aforesaid, personally appeared Joseph A. Klein and made oath in due form of law that he is the Secretary of RITE AID CENTER OF [illegible], INC., a Maryland corporation; and that all of the matters and facts set forth in the aforegoing Articles of Merger with respect to authorization and approval by the directors of RITE AID CENTER OF [illegible], INC., are true to the best of his knowledge, information, and belief.

[signature]

Subscribed and sworn to before me on the date first above written.

[signature]
Notary Public

[Affix notarial seal] [illegible] Notary Public, State of New York No. [illegible] Qualified in New York County Commission Expires March 30, 197[illegible]

STATE OF New York )
) ss.:
COUNTY OF New York )

I hereby certify that, on February 27, 197_ before me, a notary public for the state and county aforesaid, personally appeared Joseph A. Klein and made oath in due form of law that he is the Secretary of RITE AID CENTER OF 3600 EASTERN AVENUE, INC., a Maryland corporation, and that all of the matters and facts set forth in the aforegoing Articles of Merger with respect to authorization and approval by the directors of RITE AID CENTER OF 3600 EASTERN AVENUE, INC., are true to the best of his knowledge, information, and belief.

Joseph A. Klein

Subscribed and sworn to before me on the date first above written.

Notary Public

[Affix notarial seal]

H. LEVISON
Notary Public, State of New York
Qualified in New York County
Commission Expires March 30, 1975

STATE OF New York )
) ss.:
COUNTY OF New York )

I hereby certify that, on February 27, 1975, before me, a notary public for the state and county aforesaid, personally appeared Joseph A. Klein and made oath in due form of law that he is the Secretary of STRIPE DISCOUNT STORE, INC., a Maryland corporation, and that all of the matters and facts set forth in the aforegoing Articles of Merger with respect to authorization and approval by the directors of STRIPE DISCOUNT STORE, INC. are true to the best of his knowledge, information, and belief.

Joseph A. Klein

Subscribed and sworn to before me on the date first above written.

Notary Public

[Affix notarial seal]

H. LEVISON
Notary Public, State of New York
Qualified in New York County
Commission Expires March 30, 1975